Exhibit 99.1

Date:	February 23, 2007

To:	All Employees

From:	Tim Tuff

Re:	Update on the Acquisition

Two months ago we announced that M&F Worldwide would acquire Harland.  And while we have not publicly said much about the acquisition since then, a lot of work has been taking place, and we want to bring you up to speed.

The best way to summarize the past two months is to say that we are simply getting to know each other better.  Someone described it as dating.  That’s probably a good description, particularly when you consider that our anti-trust lawyers are acting as very vigilante chaperones!

You may have heard the term “Clean Room.”  The Clean Room was established as a place where our employees can share information about our culture, products, services, processes, etc. with a specially designated team from Clarke American.  This was done to enable Clarke American to get to know us better and to help facilitate making decisions about the future state of the combined organization.  Some of the topics being discussed include IT systems, sales processes and benefits.  A good deal of time is also being spent on cultural issues.

We continue to compete against Clarke American and will do so until the acquisition closes.  The term “Clean Room” stems from the fact that the Clarke American team has been totally separated from Clarke’s day-to-day operations, including their normal job responsibilities. They have separate offices and even a separate IT system to ensure that sensitive competitive information we may share with them is not shared with the rest of Clarke American.

Harland’s integration team is being headed by Scott Sunseri.  But, as those of you who have been asked for information or met with the Clarke American team know, they are not working in a vacuum.  Dozens of Harland employees have been pulled into the process as subject matter experts, data gatherers or simply to share their insights into the company.  And, as many individuals as have been involved to date, even more will be brought into the process as we move forward, especially once the transaction receives regulatory approval.

As you know, until we receive regulatory and shareholder approval, we are limited in what we can discuss.  But one thing we can tell you is that no decisions have been made by the Clean Team.  Everyone is still in the information-gathering stage, and the information has not been shared with those who will make decisions (and won’t be until we receive regulatory approval).

If you are asked for information by Scott Sunseri, or someone working on his behalf, please provide it within the timeframe specified.  If you have any questions about the information you are being asked to provide, please contact Phil Theodore, Harland’s general counsel for more guidance.

Note:  the following information is provided in accordance with federal securities laws and regulations.

Safe Harbor Statement

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “believe,” “expect,” “anticipate,” “plan,” “estimate” or similar expressions.  Examples of forward-looking statements in this document include, but are not limited to, statements regarding the proposed acquisition of Harland by M&F Worldwide.  These forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those contemplated by such forward-looking statements.  Such risks and uncertainties include:  the results of the review of the proposed merger by regulatory agencies, and any conditions imposed in connection with consummation of the merger; approval of the merger by the shareholders of Harland; satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks described from time to time in Harland’s filings with the Securities and Exchange Commission, including the risk factors identified in Harland’s annual report on Form 10-K for the year ended December 31, 2005.  Harland believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements which are based on current expectations.  Furthermore, forward-looking statements speak only as of the date they are made and Harland undertakes no obligation to update publicly any of these statements in light of new information or future events.

Additional Information and Where to Find It

In connection with the proposed merger and required shareholder approval, Harland will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HARLAND AND THE MERGER.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission, at its website at www.sec.gov.  In addition, the documents filed by Harland with the Securities and Exchange Commission may be obtained free of charge by contacting Harland at: John H. Harland Company, Attn: Henry R. Bond, Vice President, Investor Relations, Box 105250, Atlanta, Georgia 30348; Telephone: 770-593-5697.  Harland’s filings with the Securities and Exchange Commission are also available on Harland’s website at www.Harland.net.

Participants in the Solicitation

Harland and its officers and directors may be deemed to be participants in the solicitation of proxies from Harland’s shareholders with respect to the merger.  Information about Harland’s executive officers and directors and their ownership of Harland’s shares is set forth in the proxy statement for Harland’s 2006 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 27, 2006.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Harland and its respective executive officers and directors in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the Securities and Exchange Commission.